UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/10/2011

Vantage Drilling Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34094

Cayman Islands	N/A
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 10, 2011, Vantage Drilling Company issued a press release announcing that it executed a turnkey construction contract with Daewoo Shipbuilding and Marine Engineering Co., Ltd. ("DSME") to construct an ultra-deepwater drillship, to be named at a later date, at the DSME yard in South Korea. A copy of the press release announcing the contract is furnished as Exhibit 99.1 to this report.

On May 11, 2011, Vantage issued a press release announcing that it has received a letter of award for a drilling program in Thailand for the Emerald Driller. A copy of the press release announcing the letter of award is furnished as Exhibit 99.2 to this report.

On May 11, 2011, Vantage announced that its wholly-owned subsidiary Offshore Group Investment Limited (the "Issuer") had commenced a solicitation of consents (the "Consent Solicitation") from holders of its 11 1/2% Senior Secured First Lien Notes due 2015. A copy of the press release announcing the Consent Solicitation is furnished as Exhibit 99.3 to this report.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated May 10, 2011.
99.2 Press Release dated May 11, 2011.
99.3 Press Release dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling Company

Date: May 13, 2011	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated May 10, 2011.
EX-99.2	Press Release dated May 11, 2011.
EX-99.3	Press Release dated May 11, 2011.